Exhibit 10.7

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT, dated as of May 19, 2017 (this “Agreement”) is entered into by and among MURRAY HILL FUNDING II, LLC, a Delaware limited liability company, as Issuer (the “Issuer”), CĪON INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company, as Collateral Manager (as that term is defined in the Indenture, referred to herein, together with any successor Collateral Manager under the Indenture, the “Collateral Manager”), and U.S. Bank National Association (“U.S. Bank”), a national banking association with trust powers organized under the laws of the United States, as Collateral Administrator (in such capacity, and together with any successor Collateral Administrator hereunder, the “Collateral Administrator”).

WITNESSETH:

WHEREAS, the Issuer intends to issue certain Notes (the “Notes”) pursuant to the Indenture referred to below;

WHEREAS, the Collateral Manager and the Issuer have entered into a Collateral Management Agreement, dated as of May 19, 2017 (as amended, supplemented or otherwise modified from time to time, the “Collateral Management Agreement”), pursuant to which the Collateral Manager provides certain services to the Issuer (including as contemplated by the Indenture);

WHEREAS, pursuant to the terms of the Indenture, dated as of May 19, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and U.S. Bank National Association, a national banking association with trust powers organized under the laws of the United States, as trustee (together with its permitted successor and assigns in the trusts thereunder, the “Trustee”), the Issuer has Granted to the Trustee, for the benefit and security of the Secured Parties, all of the Issuer’s right, title and interest in, to and under, the Collateral;

WHEREAS, the Issuer wishes to engage U.S. Bank to act as Collateral Administrator, and thereby to engage it to perform certain administrative duties of the Issuer with respect to the Collateral pursuant to the terms of this Agreement; and

WHEREAS, U.S. Bank is prepared to perform as Collateral Administrator certain specified obligations of the Issuer, or the Collateral Manager on its behalf, under the Indenture as specified herein, upon and subject to the terms of this Agreement (but without assuming the obligations and liabilities of the Issuer or the Collateral Manager under the Indenture or the Collateral Management Agreement).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.          Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

2.          Powers and Duties of Collateral Administrator.

(a)          The Issuer hereby appoints U.S. Bank, and U.S. Bank hereby accepts its appointment, as the Issuer’s agent to act as Collateral Administrator pursuant to the terms of this Agreement, until the earlier of U.S. Bank’s resignation or removal as Collateral Administrator pursuant to Section 7 hereof or until the termination of this Agreement pursuant to Section 6 hereof. In such capacity, the Collateral Administrator shall assist the Issuer and the Collateral Manager in connection with monitoring the Collateral solely by maintaining a database of certain characteristics of the Collateral on an ongoing basis, and in providing to the Issuer and the Collateral Manager certain reports, schedules and calculations, all as more particularly described in Sections 2(b) through 2(e) below (in each case in such form and content, and in such detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Indenture), based upon information and data received from the Issuer and/or the Collateral Manager (in addition to certain information that may be received from the Trustee in respect of Eligible Investments and cash balances in Accounts, as provided herein), which reports, schedules and calculations the Issuer or the Collateral Manager, on its behalf, is required to prepare and deliver or perform (or which are necessary to be performed in order that certain reports, schedules and calculations can be performed as required) under Section 10.5 of the Indenture. The Collateral Administrator’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Issuer under the Indenture, or of the Collateral Manager under the Collateral Management Agreement or the Indenture, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer or the Trustee under or pursuant to the Indenture or of the Collateral Manager under or pursuant to the Indenture or the Collateral Management Agreement.

(b)          The Collateral Administrator shall perform the following general functions from time to time:

(i)          Within 30 days after the Closing Date, create a collateral database with respect to the Portfolio Assets and Eligible Investments included in the Collateral that is Granted to the Trustee, as provided in this Agreement (the “Collateral Database”) and provide access to the information contained therein to the Collateral Manager and the Issuer;

(ii)         Update the Collateral Database on a daily basis for changes, including for Moody’s and Standard & Poor’s ratings changes, and to reflect the sale or other disposition of the Portfolio Assets included in the Collateral and the addition to the Collateral of additional Portfolio Assets and Eligible Investments from time to time and any amendment or change to loan amounts held as Collateral, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by the Issuer, Collateral Manager or the Liquidation Agent as may be reasonably required by the Collateral Administrator from time to time, or that may be provided by the Trustee (based upon notices received by the Trustee from the issuer, trustee or agent bank under an Underlying Instrument, or other similar source);

(iii)        Track the receipt and daily allocation to the Accounts of Interest Collections and Principal Collections and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions to the Accounts as of the close of business on the preceding Business Day (which reports may be included in the Daily Report referenced below), and provide to the Trustee such other information as may be needed by the Trustee with respect to the Priority of Payments and Payment Dates; and

(iv)        Prepare, on behalf of the Issuer or the Collateral Manager on the Issuer’s behalf, and arrange for delivery in accordance with the Indenture within the time frames stated therein, (A) beginning in July, 2017, a draft of the Payment Date Reports pursuant to the terms of Section 10.5(a) of the Indenture, on the basis of the information contained in the Collateral Database as of the applicable Determination Date (and in that regard cooperate with the Collateral Manager, on behalf of the Issuer, in connection with the comparison of information and discrepancies, if any, required under the penultimate paragraph of said Section 10.5(a) of the Indenture), and (B) beginning on the day after the Closing Date as and to the extent mutually agreed, and thereafter on a fully operational basis as promptly as the Collateral Administrator is able to do so with commercially reasonable efforts, each Daily Report required to be delivered under Section 10.5(b) of the Indenture and any reports delivered on any Redemption Date pursuant to Section 10.5(d) of the Indenture (the “Redemption Date Reports”), in each case on the basis of the information contained in the Collateral Database or provided by the Trustee or the Collateral Manager as of the close of business on the preceding Business Day.

(v)         Prepare, on behalf of the Issuer or the Collateral Manager on the Issuer’s behalf, and arrange for delivery in accordance with the Indenture within the time frames stated therein, a report pursuant to Section 10.5(c) of the Indenture (the “Collateral Change Event and Repayment Date Report”), in each case on the basis of information contained within the Collateral Change Event Notice delivered to the Collateral Administrator and on the basis of the information contained in the Collateral Database or otherwise provided by the Collateral Manager.

(c)          The Collateral Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including the preparation by the Collateral Administrator of the Payment Date Reports, Daily Reports, Collateral Change Event and Repayment Date Reports and other statements and calculations required hereunder. Without limiting the generality of the foregoing, the Collateral Manager shall supply in a timely fashion any information maintained by it that the Collateral Administrator may from time to time request with respect to the Collateral and reasonably need in order to complete the reports, statements and calculations required to be prepared by the Collateral Administrator hereunder or required to permit the Collateral Administrator to perform its obligations hereunder, including without limitation, the market value and categorization of a Portfolio Asset, to the extent required by the Indenture, and any other information that may be reasonably required under the Indenture with respect to a Defaulted Obligation (including, without limitation, promptly notifying the Collateral Administrator upon any Portfolio Asset becoming a Defaulted Obligation or Equity Security). Except with respect to the Daily Reports, the Collateral Manager shall review, verify and approve the contents of the aforesaid reports, statements and calculations and shall approve for prompt distribution in accordance with the Indenture. To the extent any of the information in such reports, statements and calculations conflicts with data or calculations in the records of the Collateral Manager, the Collateral Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. The Collateral Manager shall cooperate with the Collateral Administrator by answering questions posed by the Collateral Administrator that are reasonably related to such reports, instructions, statements and certificates. The Collateral Administrator shall provide such items (other than the Daily Reports and the Collateral Change Event and Repayment Date Reports required to be prepared and delivered on any Collateral Change Trade Date or Repayment Date pursuant to Section 10.5(c)(ii)) to the Collateral Manager no later than three (3) Business Days prior to the due date as set forth above to enable such review by the Collateral Manager. At the instruction of the Collateral Manager, the Collateral Administrator shall attach to any reports such additional information that is timely provided by the Collateral Manager and independently prepared by, or on behalf of the Collateral Manager. The Collateral Manager shall be solely responsible for the content of any such additional information.

(d)          If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Collateral Manager, acting on behalf of the Issuer, as to the course of action desired by it. If for any reason the Collateral Administrator does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice. The Collateral Administrator shall have no obligation to determine any market value or market price in connection with any actions or duties under this Agreement.

(e)          Nothing herein shall prevent the Collateral Administrator or any of its affiliates from engaging in other businesses or from rendering services of any kind to any Person.

(f)          Without limiting its reporting obligations under this Agreement, the Collateral Administrator shall have no obligation to determine (and the Collateral Manager will timely advise the Collateral Administrator) (i) the type, classification or characterization of any Portfolio Asset or whether any Portfolio Asset satisfies the criteria for the acquisition thereof as set forth in the Indenture or the Equity Contribution Agreement, including without limitation and as applicable, as set forth in the definitions of “Additional Funding Asset”, “Affiliated Loan”, “Bond”, “Committed Proceeds Asset”, “Defaulted Obligation”, “Delayed-Draw Loan”, “Equity Security”, “Government Security”, “Illiquid Asset”, “Loan”, “Margin Stock”, “Participation Interest”, “Revolver Loan”, “Senior Secured (Type I) Loan”, “Senior Secured (Type I Cov-Lite) Loan”, “Senior Secured (Type II) Loan”, “Senior Secured (Type III) Loan”, “Senior Secured (Type IV) Loan”, “Senior Secured Last Out (Type I) Loan”, “ Senior Secured Last Out (Type II) Loan”, “Sold Participation Interest Loan”, “Structured Finance Obligation’, “Synthetic Security”, “Traditional Second Lien Loan” or “Zero Value Portfolio Asset”, (ii) the domicile or other classification or characterization of an Obligor, (iii) whether the conditions specified in the definition of “Delivered” have been complied with or (iv) the Initial Market Value or Advance Value of a Portfolio Asset.

3.          Compensation. The Issuer agrees to pay, and the Collateral Administrator shall be entitled to receive compensation for, and reimbursement for reasonable expenses in connection with, the Collateral Administrator’s performance of the duties called for herein as set forth in a separate fee letter; provided that, such amounts will be payable solely as Administrative Expenses from the Expense Account in accordance with and as contemplated by Section 10.3(c) of the Indenture and the Equity Contribution Agreement or according to the Priority of Payments.

4.          Limitation of Responsibility of the Collateral Administrator; Indemnification.

(a)          The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misconduct, or gross negligence in the performance of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting or relying upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. The Collateral Administrator shall not be liable for errors in judgment made by it in good faith unless it was grossly negligent in ascertaining pertinent facts. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, the Issuer, the Liquidation Agent or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting willful misconduct, or gross negligence in the performance of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Collateral Manager, the Liquidation Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Collateral Manager, the Liquidation Agent or another Person (other than the Trustee, if the same Person shall be serving as Trustee and Collateral Administrator hereunder) except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own willful misconduct, or gross negligence in the performance of its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by (i) a failure or delay on the part of the Issuer, the Collateral Manager, the Liquidation Agent or another Person (other than the Trustee, if the same Person shall be serving as Trustee and Collateral Administrator hereunder) in furnishing necessary, timely and accurate information to the Collateral Administrator except to the extent that failure or delay is caused by the Collateral Administrator’s own willful misconduct, or gross negligence in the performance of its duties hereunder; or by (ii) events or circumstances beyond its reasonable control, including without limitation, acts of war or terrorism, governmental or quasi-governmental actions, including the suspension of trading or the suspension of foreign exchange, interruptions of telecommunications or other utilities and other force majeure events. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with counsel and shall be protected in any action taken in good faith in accordance with the advice of such counsel.

(b)          The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, telecopier or other electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided that, if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless actually known to an Officer of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request. Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages (including but not limited to lost profits) under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof, even if the Collateral Administrator has been advised of the likelihood of such damages and regardless of the form of such action. It is expressly acknowledged by the Issuer and the Collateral Manager that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Collateral Manager (and/or the Issuer) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data (except to the extent any such information provided is patently incorrect or inconsistent with any proximally received information or instruction, in which case the Collateral Administrator shall investigate any such discrepancy), or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons, and to render certain reports, all as provided herein. For purposes of monitoring rating changes by any rating agency, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon publicly available information relating to ratings published by the Rating Agencies, and shall have no liability for any inaccuracies in such publicly available information. The rights, protections, benefits, immunities and indemnities afforded to the Trustee under the Indenture shall also be afforded to the Collateral Administrator hereunder.

(c)          If the same Person is not serving as both Collateral Administrator and Trustee, the Collateral Administrator shall not be bound to follow any amendment, modification, supplement or waiver to the Indenture or other transaction document until it has received written notice of such amendment, modification, supplement or waiver and a copy thereof from the Issuer or the Trustee; provided that, the Collateral Administrator shall not be bound by any amendment, modification, supplement or waiver to the Indenture or other Transaction Document that materially adversely affects the rights or obligations of the Collateral Administrator unless the Collateral Administrator shall have consented thereto.

(d)          The Issuer and Collateral Manager shall, and hereby agree to, jointly and severally reimburse, indemnify and hold harmless the Collateral Administrator and its affiliates, directors, officers, shareholders, agents and employees for and from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations under this Agreement; provided that (i) the same are in good faith and without willful misconduct and/or gross negligence in the performance of its duties hereunder on the part of the Collateral Administrator or any such affiliate, director, officer, shareholder, agent or employee; and (ii) in the case of the Issuer, such amounts will be payable as Administrative Expenses from the Expense Account in accordance with and as contemplated by Section 10.3(c) of the Indenture and the Equity Contribution Agreement according to the Priority of Payments.

(e)          Without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager, the Liquidation Agent or Issuer (or Trustee, if not the same Person as the Collateral Administrator) to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, the Indenture or Collateral Management Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(f)          Nothing herein shall obligate the Collateral Administrator to determine independently the characteristics or categorization of any Portfolio Asset, or to evaluate or verify the Collateral Manager’s categorization of any Portfolio Asset, it being understood that any such determination shall be the responsibility of the Collateral Manager (and shall be included by the Collateral Administrator in the Collateral Database based exclusively upon the information and any categorization it may receive from the Collateral Manager). In no instance shall the Collateral Administration be under an obligation or duty to determine or investigate whether any item of Collateral meets the definition of “Portfolio Asset.”

5.          No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Issuer, the Collateral Administrator and the Collateral Manager members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

6.          Term. This Agreement shall continue in effect so long as the Indenture remains in effect with respect to the Notes, unless this Agreement has been previously terminated in accordance with Section 7 hereof; provided, that the Collateral Administrator shall be released from its obligations hereunder upon its ceasing to act as Collateral Administrator. Notwithstanding the foregoing, the indemnification obligations of all parties under Section 4 hereof shall survive the termination of this Agreement, the resignation or removal of the Collateral Administrator or the release of any party hereto with respect to matters occurring prior to such termination, resignation, removal or release.

7.          Termination.

(a)          This Agreement may be terminated without cause by any party upon not less than 90 days’ prior written notice to the other parties.

If at any time prior to the payment in full of the obligations under the Notes, the Collateral Administrator shall resign or be removed as Trustee under the Indenture, such resignation or removal shall be deemed a resignation or removal of the Collateral Administrator hereunder (without any requirement for separate notice).

(b)          At the option of the Issuer, this Agreement may be terminated upon ten days’ written notice of termination from the Issuer to the Collateral Administrator if any of the following events shall occur:

(i)          if the Collateral Administrator shall (i) willfully default in the performance of any of its duties under this Agreement or (ii) breach any material provision of this Agreement and, if such default or breach is curable, shall not cure such default or breach within thirty days of the Collateral Administrator being notified in writing of such default or breach (or, if such default or breach cannot be cured in such time, the Collateral Administrator shall not have given within thirty days such assurance of cure as shall be reasonably satisfactory to the Collateral Manager and the Issuer) or the default or breach is not cured within 60 days of such notification;

(ii)         if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding up or liquidation of its affairs; or

(iii)        if the Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; shall fail generally to pay its debts as they become due; or permits or suffers all or substantially all of its properties or assets to be sequestered or attached by a court order and the order remains undismissed for 60 days; or

(iv)        the Collateral Administrator is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger).

If any of the events specified in clauses (ii), (iii) or (iv) of this Section 7(b) shall occur, this Agreement shall terminate automatically and the Collateral Administrator shall give prompt written notice thereof to the Issuer and the Collateral Manager after the happening of such event.

(c)          Except when the Collateral Administrator shall be removed pursuant to subsection (b) of this Section 7 or shall resign pursuant to subsection (d) of this Section 7, no removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor Collateral Administrator reasonably acceptable to the Issuer shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and shall have executed and delivered an agreement in form and content reasonably satisfactory to the Issuer and the Collateral Manager. Upon any resignation or removal of the Collateral Administrator hereunder, the Issuer shall promptly, and in any case within ninety (90) days after the related notice of resignation or removal, appoint a qualified successor to act as collateral administrator hereunder and cause such successor collateral administrator to execute and deliver an agreement accepting such appointment as described in the preceding sentence. If the Issuer fails to appoint such a qualified successor which duly accepts its appointment by properly executing and delivering such an agreement within such time, the retiring Collateral Administrator shall be entitled to petition a court of competent jurisdiction for the appointment of a successor to serve as collateral administrator hereunder and shall be indemnified pursuant to Section 4(c) hereof for the reasonable costs and expenses thereof.

(d)          Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor Collateral Administrator be obligated hereunder and without any liability for further performance of any duties hereunder (A) upon the 5th Business Day following the termination (whether by resignation or removal) of U.S. Bank as Trustee under the Indenture, (B) with at least 90 days prior written notice to the Collateral Manager and the Issuer, upon any reasonable determination by U.S. Bank that the taking of any action that it has been requested to perform as Collateral Administrator pursuant to the terms of this Agreement would be in conflict with or in violation of its duties or obligations as Trustee under the Indenture and after notice of such determination, the requesting party has not withdrawn or modified such request, or (C) upon at least 90 days’ prior written notice of termination to the Collateral Manager and the Issuer upon the occurrence of any of the following events and the failure to cure such event within such 90 day notice period: (i) failure of the Issuer or the Collateral Manager to pay any of the amounts specified in Section 3 hereof within 90 days after such amount is due pursuant to Section 3 hereof or (ii) failure of the Issuer to provide any indemnity payment to U.S. Bank pursuant to the terms of this Agreement, as the case may be, within 90 days of the receipt by the Issuer of a written request for such payment or reimbursement.

(e)          Any Person into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto and shall be bound automatically by the terms and provisions hereof.

8.          Representations and Warranties.

(a)          The Collateral Manager hereby represents and warrants to the Issuer and the Collateral Administrator as follows:

(i)          The Collateral Manager is a limited liability company formed under the laws of the State of Delaware and has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary members action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, members and creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, except those that have been obtained, is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legal, valid and binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Manager and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)         The execution, delivery and performance by the Collateral Manager of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the governing instruments of, or any securities, the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)          The Issuer hereby represents and warrants to the Collateral Administrator and the Collateral Manager as follows:

(i)          The Issuer is a Delaware limited liability company and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, except those that have been obtained, is required by the Issuer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)         The execution, delivery and performance by the Issuer of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the constitutional documents of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(c)          The Collateral Administrator hereby represents and warrants to the Collateral Manager and the Issuer as follows:

(i)          The Collateral Administrator is a national banking association with trust powers duly organized and validly existing under the laws of the United States of America and has full corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, except those that have been obtained, is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legal, valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)         The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the certificate or articles of association or incorporation or by-laws of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

9.          Confidential Information. Section 14.15 (Confidential Information) of the Indenture is hereby incorporated herein mutatis mutandis.

10.         Amendments. This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Collateral Manager, the Issuer and the Collateral Administrator in writing.

11.         Governing Law. This Agreement shall be construed in accordance with, and this Agreement and any matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

12.         Notices. All notices, requests, directions and other communications permitted or required hereunder shall be in writing (including by electronic mail) and shall be deemed to have been duly given when received and shall be given or made to a party at its address specified in Section 14.3 of the Indenture.

13.         Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Collateral Manager, the Issuer and the Collateral Administrator; provided that:

(i)          the Collateral Administrator may not transfer (by operation of law or otherwise) any of its rights and obligations hereunder without the prior written consent of the Collateral Manager and the Issuer, except that the Collateral Administrator may perform duties through attorneys and agents as provided in Section 4(a) hereof;

(ii)         the Issuer may not transfer (by operation of law or otherwise) any of its rights and obligations hereunder without the prior written consent of the Collateral Manager and the Collateral Administrator, except that (x) each of the Collateral Manager and the Collateral Administrator hereby acknowledges and consents to the Issuer’s collateral assignment of this Agreement to the Trustee pursuant to the Indenture and (y) the Issuer may make such a transfer of all of its rights and obligations under this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another Person (so long as the same is effected in accordance with the Indenture); and

(iii)        the Collateral Manager may not transfer any of its rights and obligations hereunder without the prior written consent of the Issuer and the Collateral Administrator, provided that any party that succeeds to the Collateral Manager under the Collateral Management Agreement shall automatically succeed to the ongoing Collateral Manager obligations hereunder.

14.         Counterparts. This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be executed and delivered in counterparts (including by e-mail (PDF) or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

15.         Conflict with the Indenture. If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the provisions of the Indenture in respect thereof shall control.

16.         Limited Recourse. Each of the Collateral Administrator and the Collateral Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement from the Issuer shall be subordinated to the extent set forth in the Indenture. Notwithstanding any other provision of this Agreement, all of the obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer payable solely as Administrative Expenses from amounts credited to the Expense Account pursuant to Section 10.3(c) of the Indenture and the Equity Contribution Agreement or according to the Priority of Payments, and following the reduction thereof to zero and realization of all other Collateral and application of the proceeds thereof in accordance with the Indenture, all obligations of and any claims against the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. Each of the Collateral Administrator and the Collateral Manager further agrees that, except as so contemplated by Section 10.3(c) of the Indenture and the Equity Contribution Agreement or according to the Priority of Payments, it will not have any recourse against any other asset of the Issuer or against any Officer, director, employee, partner, member, shareholder or incorporator of the Issuer or its Affiliates, successors or assigns for the payment of any amounts payable under this Agreement. It is understood that this Section 16 shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral; or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by the Indenture until such Collateral has been realized. It is further understood that this Section 16 shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person. Each of the Collateral Administrator and the Collateral Manager consents to the assignment of this Agreement as provided in the Granting Clause of the Indenture. This Section 16 shall survive the termination of this Agreement.

17.         Survival. Notwithstanding any term herein to the contrary, all indemnifications set forth or provided for in this Agreement, together with Sections 3, 9, 11, 16, 18, 20 and 21 of this Agreement, shall survive the termination of this Agreement and the resignation or removal of the Collateral Administrator.

18.         No Petition in Bankruptcy. Notwithstanding any other provision of this Agreement, each of the Collateral Administrator and the Collateral Manager agrees not to cause the filing of a petition in bankruptcy or to institute any reorganization, arrangement, insolvency, moratorium or liquidation proceedings against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Administrator or the Collateral Manager, as the case may be, under this Agreement until the payment in full of all Notes issued under the Indenture (and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer) and the expiration of a period equal to one year and a day or, if longer, the applicable preference period then in effect and one day, following such payment in full. Nothing in this Section 18 shall preclude, or be deemed to stop, the Collateral Administrator or the Collateral Manager from taking any action prior to the expiration of the aforementioned period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Collateral Administrator or the Collateral Manager. This Section 18 shall survive the termination of this Agreement.

19.         Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement, so long as this Agreement, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

20.         Waiver of Jury Trial. EACH OF THE ISSUER, THE COLLATERAL ADMINISTRATOR AND THE COLLATERAL MANAGER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS. Each party hereby (a) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver; and (b) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

21.         Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (a) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction. Subject to applicable law, each party irrevocably consents to the service of process in any Proceeding by the mailing or delivery of copies of such process as set forth in Section 12 hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

MURRAY HILL FUNDING II, LLC,
as Issuer

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer

COLLATERAL ADMINISTRATION AGREEMENT

CĪON INVESTMENT MANAGEMENT, LLC,
as Collateral Manager

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer

COLLATERAL ADMINISTRATION AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Administrator

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

COLLATERAL ADMINISTRATION AGREEMENT

MURRAY HILL FUNDING, LLC,
solely with respect to Section 4 hereof

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer

COLLATERAL ADMINISTRATION AGREEMENT